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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1999
                                                      REGISTRATION NO. 333-50667
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              FLOWSERVE CORPORATION
             (Exact name of registrant as specified in its charter)

                      NEW YORK                         31-0267900
            (State or other jurisdiction   (I.R.S. Employer Identification No.)
         of incorporation or organization)

                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                    (Address of principal executive offices)
                                ----------------


               BW/IP INTERNATIONAL, INC. CAPITAL ACCUMULATION PLAN
                            (Full title of the plan)


                              RONALD F. SHUFF, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              FLOWSERVE CORPORATION
                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                                 (972) 443-6500
 (Name, address and telephone number, including area code, of agent for service)


       A total of 1,500,000 shares of Flowserve Corporation common stock, par value $1.25 per share, were registered by Form S-8 Registration Statement No. 333-50667 for the BW/IP International, Inc. Capital Accumulation Plan. On July 1, 1999, the BW/IP International, Inc. Capital Accumulation Plan merged into the Flowserve Corporation Retirement Savings Plan. 1,083,754 shares of the common stock which were registered for the BW/IP International, Inc. Capital Accumulation Plan had not been issued and, pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission (Interpretation No. 89 of Section G. Securities Act Forms of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations - July 1997), are to be carried forward to the Registration Statement on Form S-8 filed in connection with the Flowserve Corporation Retirement Savings Plan.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 22nd day of December, 1999.

                                Flowserve Corporation
                                (Registrant)

                                By:  /s/ RONALD F. SHUFF
                                   ---------------------------------------------
                                   Vice President, Secretary and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/BERNARD G. RETHORE           Chairman of the Board and
---------------------------     Chief Executive Officer                      December 22, 1999
         Bernard G. Rethore     (Principal Executive Officer)

/s/ C. SCOTT GREER              President, Chief Operating Officer and
---------------------------     Director                                     December 22, 1999
         C. Scott Greer

/s/ RENEE J. HORNBAKER          Vice President and Chief Financial Officer
---------------------------     (Principal Financial Officer)                December 22, 1999
         Renee J. Hornbaker

/s/ RICK L. JOHNSON             Vice President, Business Development and
---------------------------     Controller (Principal Accounting Officer)    December 22, 1999
         Rick L. Johnson

/s/ WILLIAM C. RUSNACK*         Director, Chairman of Audit/Finance
---------------------------     Committee                                    December 22, 1999
         William C. Rusnack

/s/ DIANE C. HARRIS*            Director, Member of Audit/Finance Committee
---------------------------                                                  December 22, 1999
         Diane C. Harris

/s/ CHARLES M. RAMPACEK*        Director, Member of Audit/Finance Committee
---------------------------                                                  December 22, 1999
         Charles M. Rampacek

/s/ JAMES O. ROLLANS*           Director, Member of Audit/Finance Committee
---------------------------                                                  December 22, 1999
         James O. Rollans

* By:  /s/ RONALD F. SHUFF
---------------------------
         Ronald F. Shuff
         Attorney-in-fact


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       Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Flowserve Corporation Retirement Savings Plan, the successor plan to the BW/IP International, Inc. Capital Accumulation Plan, have duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on December 22, 1999.



                                    THE PENSION AND INVESTMENT COMMITTEE
                                    OF FLOWSERVE CORPORATION


                                    By:      /s/ RONALD F. SHUFF
                                        ----------------------------------------
                                             Committee Member




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